Exhibit 10.20
AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This Amendment to the Executive Employment Agreement (this “Amendment”) is dated as of November 1, 2023 by and between Axonics, Inc., a Delaware corporation (the “Company”), and Rinda Sama (“Executive”).
WHEREAS, Executive currently serves as Chief Operating Officer of the Company pursuant to an Executive Employment Agreement dated June 5, 2019, with a Term scheduled to end on June 4, 2024 (the “Agreement”).
WHEREAS, the Company and Executive desire to continue Executive’s employment with the Company and wish to amend the terms of the Agreement.
NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.EXTENSION OF TERM. The Term of the Agreement is hereby extended for three (3) additional years and shall end on June 4, 2027, unless earlier terminated pursuant to Section 5 of the Agreement (the “Extended Term”).
2.CONTINUATION IN FORCE OF EMPLOYMENT AGREEMENT. Other than as specifically amended hereby, the terms and conditions of the Agreement shall remain in full force and effect during the Extended Term.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first above written.

COMPANY:
Axonics, Inc.

By: /s/ Raymond W. Cohen
Raymond W. Cohen
CEO

EXECUTIVE:

By: /s/ Rinda Sama
Rinda Sama